As filed with the Securities and Exchange Commission on January 7, 2000.
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               Donegal Group Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    23-2424711
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


          1195 River Road
       Marietta, Pennsylvania                              17547
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

                              --------------------

                  Donegal Mutual Insurance Company 401(k) Plan
                            (Full title of the plan)

                              --------------------


                               Donald H. Nikolaus
                      President and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (717) 426-1931
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   Proposed              Proposed
 Title of securities         Amount to be       maximum offering      maximum aggregate        Amount of
  to be registered           registered(1)     price per share(2)     offering price(2)     registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share...... 300,000 shares         $6.1565               $1,846,950              $488
============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the Donegal Mutual Insurance Company 401(k) Plan (the "Plan").

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $6.1565 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on January 7, 2000.

Introductory Statement Pursuant to General Instruction E to Form S-8

     The shares being registered hereunder constitute an additional 300,000 shares of Common Stock of Donegal Group Inc. (the "Company") reserved for issuance by the Company under the Donegal Mutual Insurance Company 401(k) Plan (the "Plan"). On December 29, 1999, the Company previously registered 300,000 shares of Common Stock of the Company and an indeterminate number of interests under the Plan for offer and sale under the Plan under the Securities Act of 1933 on Registration Statement No.333-93785 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance by the Company under the Plan, the contents of the Company's Registration Statement No.333-93785 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     The consolidated financial statements and schedules of Donegal Group Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of December 17, 1999, partners of Duane, Morris & Heckscher LLP and its affiliates beneficially owned 29,937 shares of the Company's outstanding Common Stock, including options to purchase 3,000 shares of the Company's Common Stock pursuant to currently exercisable stock options. Frederick W. Dreher, a partner of Duane, Morris & Heckscher LLP, is a director of Donegal Mutual Insurance Company.

Item 8. Exhibits.

     The registrant hereby undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     (4)          Donegal Mutual Insurance Company 401(k) Plan, as amended.

     (5)          Opinion of Duane, Morris & Heckscher LLP.

     (23.1)       Consent of KPMG LLP.

     (23.2) Consent of Duane, Morris & Heckscher LLP (included with its opinion filed as Exhibit 5.

     (24)         Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under signed, thereunto duly authorized, in Marietta, Pennsylvania on January 7, 2000.

                                          DONEGAL GROUP INC.


                                          By: /s/ Donald H. Nikolaus
                                              ---------------------------------
                                              Donald H. Nikolaus, President and
                                              Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substi tution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and neces sary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                       Title                                   Date
---------                                       -----                                   ----

-----------------------                         Chairman of the Board and
C. Edwin Ireland                                a Director

/s/ Donald H. Nikolaus                          President, Chief Executive             January 7, 2000
----------------------                          Officer and a Director
Donald H. Nikolaus                              (principal executive officer)

/s/ Ralph G. Spontak                            Senior Vice President, Chief           January 7, 2000
--------------------                            Financial Officer and
Ralph G. Spontak                                Secretary (principal financial
                                                and accounting officer)


Signature                                       Title                                   Date
---------                                       -----                                   ----
/s/ Patricia A. Gilmartin                       Director                               January 7, 2000
-------------------------
Patricia A. Gilmartin

/s/ Philip H. Glatfelter, II                    Director                               January 7, 2000
----------------------------
Philip H. Glatfelter, II

/s/ R. Richard Sherbahn                         Director                               January 7, 2000
-----------------------
R. Richard Sherbahn


---------------------                           Director
Thomas J. Finley, Jr.

/s/ Robert S. Bolinger                          Director                               January 7, 2000
----------------------
Robert S. Bolinger

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on January 7, 2000.


                            DONEGAL MUTUAL
                            INSURANCE COMPANY 401(k) PLAN


                            By: /s/ Donald H. Nikolaus
                                -------------------------------
                                    Donald H. Nikolaus, Trustee


                            By: /s/ Ralph G. Spontak
                                -----------------------------
                                    Ralph G. Spontak, Trustee


                            By: /s/ Philip H. Glatfelter, II
                                -------------------------------------
                                    Philip H. Glatfelter, II, Trustee


                            By: /s/ Daniel J. Wagner
                                -----------------------------
                                    Daniel J. Wagner, Trustee

                                  EXHIBIT INDEX


Exhibit No.                        Exhibit Description
-----------                        -------------------
   (4)          Donegal Mutual Insurance Company 401(k) Plan, as amended.

   (5)          Opinion of Duane, Morris & Heckscher LLP.

   (23.1)       Consent of KPMG LLP.

   (23.2) Consent of Duane, Morris & Heckscher LLP (included with its opinion filed as Exhibit 5.

   (24)         Power of Attorney (included on the signature pages hereto).